Exhibit D.5

NOTICE OF GUARANTEED DELIVERY

For Subscriptions for Shares of Common Stock of

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.

As set forth in the prospectus, dated ________ [  ], 2014 (the “Prospectus”), of Millennium Investment & Acquisition Company Inc. (the “Company”), this form or one substantially equivalent to this form must be used to exercise a holder’s rights (“Rights”) to subscribe for shares of common stock, par value of $0.0001 per share (“Common Stock”), of the Company if time will not permit the Rights certificates and all required documents to reach Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) prior to 5:00 p.m., Eastern time, on ________, 2014, unless the offering is extended by the Company (the “Expiration Date”).  This form does not extend the deadline for your payment of the subscription price, which payment must be received by the Subscription Agent on or prior to the Expiration Date.  Payment of the subscription price will be considered received by the Subscription Agent only upon receipt by the Subscription Agent of a wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104, ABA: 121000248, Account #: 4124218686, Account name: “Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.”; or a certified or cashier’s check drawn upon a U.S. bank or of any postal, telegraphic or express money order payable to “Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.,” in each case in United States dollars.  This form, together with payment of the subscription price and any required documents, should be mailed or delivered to the Subscription Agent as follows:

By Regular Mail: Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department P.O. Box 1317 Brentwood, NY 11717	By Overnight Courier or Hand Delivery: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

The commercial bank, trust company or credit union or member firm of a registered national securities exchange or the Financial Industry Regulatory Authority Inc. or a member firm of a Stock Transfer Association approved medallion program within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, that completes this form must deliver it to the Subscription Agent prior to 5:00 p.m., Eastern Time, on the Expiration Date, guaranteeing delivery of a properly completed and duly executed Rights certificate (which certificate must then be delivered no later than 5:00 p.m., Eastern Time, on the third trading day after the Expiration Date).  Failure to do so will result in a forfeiture of the Rights and could result in a financial loss to the firm delivering this form.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A RIGHTS CERTIFICATE IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS FOR COMPLETING THE CERTIFICATE OF SUBSCRIPTION RIGHTS, THAT SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE LINE ON THE RIGHTS CERTIFICATE.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a commercial bank, trust company or credit union having an office, branch or agency in the United States, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority Inc. or a member firm of a Stock Transfer Association approved medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern Time, on the third trading day after the Expiration Date, (__________ [  ], 2014, unless extended by the Company) of a properly completed and duly executed Rights certificate.

Control Number:
(To be inserted by the Subscription Agent)

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.

I subscribe for __________ shares of Common Stock x $0.75 = $____________

Method of Payment

Payment of the subscription price will be considered received by the Subscription Agent only upon receipt by the Subscription Agent of a wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104, ABA: 121000248, Account #: 4124218686, Account name: “Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.”; or a certified or cashier’s check drawn upon a U.S. bank or of any postal, telegraphic or express money order payable to “Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.,” in each case, in United States dollars.  Payment must be made to one of the addresses on the first page of this form.

Name of Firm	Authorized Signature

Address	Print Name Title

City State Zip Code	Telephone Number

Contact Name	Date

DTC Participant Number (if applicable)	Rights Certificate Control No. (if applicable)

INSTRUCTIONS
Notice of Guaranteed Delivery

To be validly submitted, a Notice of Guaranteed Delivery must be received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the Expiration Date.

Exercise of Rights

State the number of Rights exercised and the number of shares of Common Stock subscribed for.  You may subscribe for one (1) shares of Common Stock for each Right that you own at the subscription price of $0.75 per share of Common Stock.